UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 7, 2006

WCI COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31255	59-2857021
(Commission File Number)	(IRS Employer Identification No.)

24301 Walden Center Drive, Bonita Springs, FL	34134
(Address of Principal Executive Offices)	(Zip Code)

239-947-2600

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

WCI Communities, Inc. (the “Company” or “WCI”) today announced the following changes to its executive management team, effective immediately.

David L. Fry has been appointed Chief Operating Officer/Traditional Homebuilding and Real Estate Services, responsible for all Traditional Homebuilding operations nationwide, as well as continuing his responsibilities for the Real Estate Services Division of WCI. Mr. Fry joined the Company in 1995 and will continue to be a Senior Vice President of the Company. During his tenure with the Company, Mr. Fry has held a variety of positions, including responsibility for WCI’s traditional homebuilding operations in the West Central and Palm Beach Divisions in Florida.

Christopher J. Hanlon has been appointed Chief Operating Officer/Tower Homebuilding and Senior Vice President responsible for all of WCI’s Tower operations nationwide. Mr. Hanlon joined WCI in 1991 and has played a significant role in the growth of the Company’s Tower Division.

Mr. James P. Dietz has been named Executive Vice President of WCI. Mr. Dietz will retain his position as Chief Financial Officer of WCI, which he has held since 1996.

Michael R. Greenberg continues as a Senior Vice President of the Company and will focus on special projects at the direction of Jerry Starkey, WCI’s CEO. Mr. Greenberg was previously responsible for WCI’s Florida Traditional Homebuilding Division and has been with WCI since 1998.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WCI COMMUNITIES, INC.

By:	/s/ Jerry L. Starkey
Name:	Jerry L. Starkey
Title:	Chief Executive Officer and President

Date: February 7, 2006